News Release

Trustmark Corporation Announces Second Quarter Earnings

Jackson, Miss. - July 18, 2006 - Trustmark Corporation (NASDAQ:TRMK) announced net income of $30.8 million in the second quarter of 2006, which represented basic and diluted earnings per share of $0.55. Trustmark’s second quarter net income produced returns on average shareholders’ equity and average assets of 15.78% and 1.51%, respectively. During the first six months of 2006, Trustmark’s net income totaled $60.1 million, which represented basic and diluted earnings per share of $1.08. Trustmark’s performance during the first half of 2006 resulted in returns on average shareholders’ equity and average assets of 15.66% and 1.48%, respectively. Highlights include:

•	Expanded net interest income and net interest margin
•	Solid growth in wealth management and insurance revenues
•	Outstanding credit quality
•	Preparation for merger with Houston’s Republic Bancshares of Texas, Inc.
•	Continued investment in banking center expansion program

Richard G. Hickson, Chairman and CEO, commented, “Trustmark continues to make solid advancements toward its strategic initiatives. During the second quarter of 2006 average loans totaled $6.1 billion, an increase of $409.7 million, or 7.2%, from figures one year earlier. We are particularly pleased with the continued growth experienced in our Florida Panhandle and Houston, Texas markets as well as by our Consumer Services Division, which provides a broad range of lending services including automotive, credit card and student lending."

“Average deposits during the second quarter of 2006 were $6.2 billion, an increase of $620 million, or 11.2%, relative to the same period in 2005. This growth was evident across much of our Mississippi franchise, with notable increases in areas affected by Hurricane Katrina. Many of these markets experienced significant inflows of cash as a result of insurance and assistance payments following Hurricane Katrina. As a consequence, loan growth has been constrained. We anticipate that borrowing activity will accelerate in these markets in line with rebuilding activities,” said Hickson.

“We are pleased that Trustmark’s losses related to Hurricane Katrina have not been as great as originally anticipated. We have updated our estimates for probable losses resulting from Hurricane Katrina and reduced the allowance for loan losses by $1.7 million and other accruals by $266 thousand in the second quarter of 2006, which collectively increased net income during the second quarter by $1.2 million. At June 30, 2006, Trustmark maintained specific Hurricane Katrina allocations in its allowance for loan losses of $4.9 million compared to $9.8 million at December 31, 2005,” said Hickson.

“Credit quality indicators remained extremely strong during the second quarter. Non-performing assets totaled $28.2 million at June 30, 2006, down 22.3% from levels one year earlier, and the allowance coverage for non-performing loans was 286.0%. We are particularly pleased that recoveries exceeded charge-offs during the second quarter of 2006,” said Hickson.

The repositioning of the Corporation’s balance sheet continued as lower yielding investment securities declined and were replaced with higher yielding loans. Similarly, higher cost borrowings were replaced with lower cost deposits. Collectively, this resulted in a richer mix of earning assets, an improved interest rate risk profile, and an enhanced net interest margin of 3.90% during the second quarter of 2006.

“Trustmark has made great strides in providing our clients with trusted financial advice. Our success in this regard is reflected by growth in net interest income and non-interest income as well as prudent non-interest expense management. We are particularly pleased with the continued solid growth of our wealth management and insurance businesses in the second quarter of 2006, which increased 8.3% and 4.2%, respectively, from figures one year earlier,” said Hickson.

As previously announced on April 13, 2006, Trustmark signed a definitive agreement in which Republic Bancshares of Texas, Inc., would merge into Trustmark. This transaction provides an excellent opportunity for Trustmark to expand and enhance its franchise within the attractive and high-growth Houston marketplace. The transaction, which is subject to approval by Republic’s shareholders and regulatory authorities, is expected to be completed during the third quarter of 2006.

Richard G. Hickson stated, “I am pleased to report that our integration and conversion plans are on schedule. Trustmark and Republic associates are diligently working to ensure a seamless transition and we look forward with great anticipation to welcoming Republic’s clients and associates to the Trustmark family.”

“Our initiative to build additional banking centers in higher-growth markets within our four state franchise has been well received. Thus far in 2006, Trustmark has opened a total of five new banking centers in the Jackson, Memphis, and Houston suburban markets as well as the Mississippi Gulf Coast market. We anticipate opening two additional banking centers during the remainder of 2006 as well as eight banking centers during 2007. This branching initiative reflects Trustmark’s commitment to build long-term value for shareholders through continued investment in attractive, higher-growth markets,” said Hickson.

ADDITIONAL INFORMATION

As previously announced, Trustmark will host a conference call with analysts on Wednesday, July 19 at 10:00 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (800) 289-0572, passcode 1471833 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, July 26 in archived format at the same web address or by calling (888) 203-1112, passcode 1471833.

Trustmark is a financial services company providing banking and financial solutions through over 145 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas. For additional information, visit our website at www.trustmark.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark's borrowers, the ability to control expenses, changes in Trustmark's compensation and benefit plans, greater than expected costs or difficulties related to the integration of, or a material delay in closing of, the Republic Bancshares of Texas merger, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark Corporation's filings with the Securities and Exchange Commission.

Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:

Investors:	Zach Wasson	Joseph Rein
	Executive Vice President and CFO	First Vice President
	601-208-6816	601-208-6898

Media:	Gray Wiggers
Senior Vice President
601-208-5942

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS June 30, 2006 ($ in thousands) (unaudited)

	Quarter Ended June 30,
AVERAGE BALANCES	2006	2005	$ Change	% Change
Securities AFS-taxable	$908,736	$1,390,756	$(482,020)	-34.7%
Securities AFS-nontaxable	58,265	63,520	(5,255)	-8.3%
Securities HTM-taxable	203,272	209,566	(6,294)	-3.0%
Securities HTM-nontaxable	92,947	93,658	(711)	-0.8%
Total securities	1,263,220	1,757,500	(494,280)	-28.1%
Loans	6,078,847	5,669,110	409,737	7.2%
Fed funds sold and rev repos	28,513	18,308	10,205	55.7%
Total earning assets	7,370,580	7,444,918	(74,338)	-1.0%
Allowance for loan losses	(73,679)	(66,243)	(7,436)	11.2%
Cash and due from banks	315,722	343,117	(27,395)	-8.0%
Other assets	569,029	532,805	36,224	6.8%
Total assets	$8,181,652	$8,254,597	$(72,945)	-0.9%

Interest-bearing demand deposits	$914,548	$1,251,831	$(337,283)	-26.9%
Savings deposits	1,666,594	1,124,568	542,026	48.2%
Time deposits less than $100,000	1,425,602	1,312,717	112,885	8.6%
Time deposits of $100,000 or more	778,831	588,732	190,099	32.3%
Total interest-bearing deposits	4,785,575	4,277,848	507,727	11.9%
Fed funds purchased and repos	522,632	745,858	(223,226)	-29.9%
Short-term borrowings	609,137	961,431	(352,294)	-36.6%
Long-term FHLB advances	5,650	177,278	(171,628)	-96.8%
Total interest-bearing liabilities	5,922,994	6,162,415	(239,421)	-3.9%
Noninterest-bearing deposits	1,374,068	1,261,788	112,280	8.9%
Other liabilities	102,611	78,121	24,490	31.3%
Shareholders' equity	781,979	752,273	29,706	3.9%
Total liabilities and equity	$8,181,652	$8,254,597	$(72,945)	-0.9%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS June 30, 2006 ($ in thousands) (unaudited)

	Year-to-date June 30,
AVERAGE BALANCES	2006	2005	$ Change	% Change
Securities AFS-taxable	$941,265	$1,447,260	$(505,995)	-35.0%
Securities AFS-nontaxable	59,139	65,048	(5,909)	-9.1%
Securities HTM-taxable	202,970	170,088	32,882	19.3%
Securities HTM-nontaxable	92,840	89,696	3,144	3.5%
Total securities	1,296,214	1,772,092	(475,878)	-26.9%
Loans	6,063,141	5,579,561	483,580	8.7%
Fed funds sold and rev repos	28,160	33,087	(4,927)	-14.9%
Total earning assets	7,387,515	7,384,740	2,775	0.0%
Allowance for loan losses	(75,268)	(65,568)	(9,700)	14.8%
Cash and due from banks	324,685	345,944	(21,259)	-6.1%
Other assets	565,738	531,903	33,835	6.4%
Total assets	$8,202,670	$8,197,019	$5,651	0.1%

Interest-bearing demand deposits	$877,728	$1,354,490	$(476,762)	-35.2%
Savings deposits	1,701,771	1,040,703	661,068	63.5%
Time deposits less than $100,000	1,430,848	1,309,317	121,531	9.3%
Time deposits of $100,000 or more	785,945	569,124	216,821	38.1%
Total interest-bearing deposits	4,796,292	4,273,634	522,658	12.2%
Fed funds purchased and repos	526,398	717,198	(190,800)	-26.6%
Short-term borrowings	621,709	927,329	(305,620)	-33.0%
Long-term FHLB advances	5,698	162,466	(156,768)	-96.5%
Total interest-bearing liabilities	5,950,097	6,080,627	(130,530)	-2.1%
Noninterest-bearing deposits	1,375,713	1,289,311	86,402	6.7%
Other liabilities	102,990	74,461	28,529	38.3%
Shareholders' equity	773,870	752,620	21,250	2.8%
Total liabilities and equity	$8,202,670	$8,197,019	$5,651	0.1%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS June 30, 2006 ($ in thousands) (unaudited)

	June 30,
PERIOD END BALANCES	2006	2005	$ Change	% Change
Securities available for sale	$905,573	$1,212,669	$(307,096)	-25.3%
Securities held to maturity	296,246	304,589	(8,343)	-2.7%
Total securities	1,201,819	1,517,258	(315,439)	-20.8%
Loans held for sale	127,107	144,665	(17,558)	-12.1%
Loans	6,005,936	5,645,812	360,124	6.4%
Fed funds sold and rev repos	33,420	24,025	9,395	39.1%
Total earning assets	7,368,282	7,331,760	36,522	0.5%
Allowance for loan losses	(71,846)	(65,902)	(5,944)	9.0%
Cash and due from banks	353,888	300,585	53,303	17.7%
Mortgage servicing rights	68,981	51,561	17,420	33.8%
Goodwill	137,368	137,412	(44)	0.0%
Identifiable intangible assets	26,706	30,425	(3,719)	-12.2%
Other assets	351,209	318,558	32,651	10.2%
Total assets	$8,234,588	$8,104,399	$130,189	1.6%

Noninterest-bearing deposits	$1,453,178	$1,249,464	$203,714	16.3%
Interest-bearing deposits	4,910,135	4,271,260	638,875	15.0%
Total deposits	6,363,313	5,520,724	842,589	15.3%
Fed funds purchased and repos	487,010	726,846	(239,836)	-33.0%
Short-term borrowings	532,418	827,347	(294,929)	-35.6%
Long-term FHLB advances	-	205,827	(205,827)	-100.0%
Other liabilities	90,572	79,017	11,555	14.6%
Total liabilities	7,473,313	7,359,761	113,552	1.5%
Common stock	11,514	11,824	(310)	-2.6%
Surplus	51,511	91,619	(40,108)	-43.8%
Retained earnings	715,345	646,782	68,563	10.6%
Accum other comprehensive
loss, net of tax	(17,095)	(5,587)	(11,508)	n/m
Total shareholders' equity	761,275	744,638	16,637	2.2%
Total liabilities and equity	$8,234,588	$8,104,399	$130,189	1.6%

Total interest-bearing liabilities	$5,929,563	$6,031,280	$(101,717)	-1.7%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS June 30, 2006 ($ in thousands) (unaudited)

	Quarter Ended June 30,
	2006	2005	$ Change	% Change
Interest and fees on loans-FTE	$103,778	$85,641	$18,137	21.2%
Interest on securities-taxable	11,310	13,993	(2,683)	-19.2%
Interest on securities-tax exempt-FTE	2,759	2,917	(158)	-5.4%
Interest on fed funds sold and rev repos	365	143	222	155.2%
Other interest income	31	22	9	40.9%
Total interest income-FTE	118,243	102,716	15,527	15.1%
Interest on deposits	33,469	18,326	15,143	82.6%
Interest on fed funds pch and repos	5,748	4,995	753	15.1%
Other interest expense	7,301	9,413	(2,112)	-22.4%
Total interest expense	46,518	32,734	13,784	42.1%
Net interest income-FTE	71,725	69,982	1,743	2.5%
Provision for loan losses	(1,964)	1,429	(3,393)	n/m
Net interest income after provision-FTE	73,689	68,553	5,136	7.5%
Service charges on deposit accounts	13,308	13,541	(233)	-1.7%
Insurance commissions	8,718	8,370	348	4.2%
Wealth management	5,865	5,414	451	8.3%
General banking - other	5,470	5,284	186	3.5%
Mortgage banking, net	2,898	(3,246)	6,144	n/m
Other, net	2,740	2,644	96	3.6%
Nonint inc-excl sec gains (losses)	38,999	32,007	6,992	21.8%
Security gains (losses)	384	(4,057)	4,441	n/m
Total noninterest income	39,383	27,950	11,433	40.9%
Salaries and employee benefits	39,567	37,245	2,322	6.2%
Services and fees	8,979	8,104	875	10.8%
Net occupancy-premises	4,070	3,661	409	11.2%
Equipment expense	3,589	3,855	(266)	-6.9%
Other expense	7,547	7,396	151	2.0%
Total noninterest expense	63,752	60,261	3,491	5.8%
Income before income taxes	49,320	36,242	13,078	36.1%
Tax equivalent adjustment	2,107	2,073	34	1.6%
Income taxes	16,439	11,963	4,476	37.4%
Net income	$30,774	$22,206	$8,568	38.6%

Earnings per share
Basic	$0.55	$0.39	$0.16	41.0%

Diluted	$0.55	$0.39	$0.16	41.0%

Weighted average shares outstanding
Basic	55,564,866	56,828,841		-2.2%

Diluted	55,834,174	56,967,995		-2.0%

Period end shares outstanding	55,262,232	56,751,801		-2.6%

Dividends per share	$0.2100	$0.2000		5.0%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS June 30, 2006 ($ in thousands) (unaudited)

	Year-to-date June 30,
	2006	2005	$ Change	% Change
Interest and fees on loans-FTE	$201,926	$164,685	$37,241	22.6%
Interest on securities-taxable	22,879	29,727	(6,848)	-23.0%
Interest on securities-tax exempt-FTE	5,562	5,780	(218)	-3.8%
Interest on fed funds sold and rev repos	672	416	256	61.5%
Other interest income	51	42	9	21.4%
Total interest income-FTE	231,090	200,650	30,440	15.2%
Interest on deposits	63,444	34,694	28,750	82.9%
Interest on fed funds pch and repos	10,804	8,643	2,161	25.0%
Other interest expense	14,662	16,910	(2,248)	-13.3%
Total interest expense	88,910	60,247	28,663	47.6%
Net interest income-FTE	142,180	140,403	1,777	1.3%
Provision for loan losses	(4,948)	4,225	(9,173)	n/m
Net interest income after provision-FTE	147,128	136,178	10,950	8.0%
Service charges on deposit accounts	24,997	25,925	(928)	-3.6%
Insurance commissions	17,067	16,232	835	5.1%
Wealth management	11,476	10,657	819	7.7%
General banking - other	10,665	10,036	629	6.3%
Mortgage banking, net	6,350	605	5,745	n/m
Other, net	4,268	5,097	(829)	-16.3%
Nonint inc-excl sec gains (losses)	74,823	68,552	6,271	9.1%
Security gains (losses)	1,250	(4,054)	5,304	n/m
Total noninterest income	76,073	64,498	11,575	17.9%
Salaries and employee benefits	78,944	74,604	4,340	5.8%
Services and fees	17,743	17,062	681	4.0%
Net occupancy-premises	7,954	7,352	602	8.2%
Equipment expense	7,232	7,808	(576)	-7.4%
Other expense	15,391	14,577	814	5.6%
Total noninterest expense	127,264	121,403	5,861	4.8%
Income before income taxes	95,937	79,273	16,664	21.0%
Tax equivalent adjustment	4,321	4,085	236	5.8%
Income taxes	31,523	26,201	5,322	20.3%
Net income	$60,093	$48,987	$11,106	22.7%

Earnings per share
Basic	$1.08	$0.86	$0.22	25.6%

Diluted	$1.08	$0.86	$0.22	25.6%

Weighted average shares outstanding
Basic	55,630,270	57,112,559		-2.6%

Diluted	55,806,439	57,251,397		-2.5%

Period end shares outstanding	55,262,232	56,751,801		-2.6%

Dividends per share	$0.4200	$0.4000		5.0%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2006 ($ in thousands) (unaudited)

	June 30,
NONPERFORMING ASSETS	2006	2005	$ Change	% Change
Nonaccrual loans	$25,119	$32,684	$(7,565)	-23.1%
Restructured loans	-	-	-
Total nonperforming loans	25,119	32,684	(7,565)	-23.1%
Other real estate	3,107	3,634	(527)	-14.5%
Total nonperforming assets	28,226	36,318	(8,092)	-22.3%
Loans past due over 90 days
Included in Loan Portfolio	6,578	1,698	4,880	287.4%
Serviced GNMA loans eligible for repch	15,957	6,612	9,345	141.3%
Total loans past due over 90 days	22,535	8,310	14,225	171.2%
Total nonperforming assets plus past
due over 90 days	$50,761	$44,628	$6,133	13.7%

	Quarter Ended June 30,
ALLOWANCE FOR LOAN LOSSES	2006	2005	$ Change	% Change
Beginning Balance	$73,542	$66,787	$6,755	10.1%
Charge-offs	(2,983)	(4,443)	1,460	-32.9%
Recoveries	3,251	2,129	1,122	52.7%
Provision for loan losses	(1,964)	1,429	(3,393)	n/m
Ending Balance	$71,846	$65,902	$5,944	9.0%

RATIOS
ROA	1.51%	1.08%
ROE	15.78%	11.84%
Equity generation rate	9.76%	5.77%
EOP equity/ EOP assets	9.24%	9.19%
Average equity/average assets	9.56%	9.11%
Interest margin - Yield - FTE	6.43%	5.53%
Interest margin - Cost - FTE	2.53%	1.76%
Net interest margin - FTE	3.90%	3.77%
Rate on interest-bearing liabilities	3.15%	2.13%
Efficiency ratio	57.72%	56.97%
Net charge offs/average loans	-0.02%	0.16%
Provision for loan losses/average loans	-0.13%	0.10%
Nonperforming loans/total loans	0.42%	0.58%
Nonperforming assets/total loans	0.47%	0.64%
Nonperforming assets/total loans+ORE	0.47%	0.64%
ALL/nonperforming loans	286.02%	201.63%
ALL/total loans	1.20%	1.17%
Net loans/total assets	72.06%	68.85%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$30.97	$29.25
Market value of stock-High	$32.25	$29.67
Market value of stock-Low	$29.34	$26.71
Book value of stock	$13.78	$13.12
Tangible book value of stock	$10.81	$10.16
Tangible equity	$597,201	$576,801
Market/Book value of stock	224.75%	222.94%

OTHER DATA
EOP Employees - FTE	2,585	2,616

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2006 ($ in thousands) (unaudited)

	Year-to-date June 30,
ALLOWANCE FOR LOAN LOSSES	2006	2005	$ Change	% Change
Beginning Balance	$76,691	$64,757	$11,934	18.4%
Charge-offs	(5,818)	(7,625)	1,807	-23.7%
Recoveries	5,921	4,545	1,376	30.3%
Provision for loan losses	(4,948)	4,225	(9,173)	n/m
Ending Balance	$71,846	$65,902	$5,944	9.0%

RATIOS
ROA	1.48%	1.21%
ROE	15.66%	13.13%
Equity generation rate	9.57%	7.02%
EOP equity/ EOP assets	9.24%	9.19%
Average equity/average assets	9.43%	9.18%
Interest margin - Yield - FTE	6.31%	5.48%
Interest margin - Cost - FTE	2.43%	1.65%
Net interest margin - FTE	3.88%	3.83%
Rate on interest-bearing liabilities	3.01%	2.00%
Efficiency ratio	58.95%	57.83%
Net charge offs/average loans	0.00%	0.11%
Provision for loan losses/average loans	-0.16%	0.15%
Nonperforming loans/total loans	0.42%	0.58%
Nonperforming assets/total loans	0.47%	0.64%
Nonperforming assets/total loans+ORE	0.47%	0.64%
ALL/nonperforming loans	286.02%	201.63%
ALL/total loans	1.20%	1.17%
Net loans/total assets	72.06%	68.85%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$30.97	$29.25
Market value of stock-High	$32.25	$31.15
Market value of stock-Low	$27.01	$26.69
Book value of stock	$13.78	$13.12
Tangible book value of stock	$10.81	$10.16
Tangible equity	$597,201	$576,801
Market/Book value of stock	224.75%	222.94%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS June 30, 2006 ($ in thousands) (unaudited)

	Quarter Ended
AVERAGE BALANCES	6/30/2006	3/31/2006	$ Change	% Change
Securities AFS-taxable	$908,736	$974,155	$(65,419)	-6.7%
Securities AFS-nontaxable	58,265	60,023	(1,758)	-2.9%
Securities HTM-taxable	203,272	202,664	608	0.3%
Securities HTM-nontaxable	92,947	92,732	215	0.2%
Total securities	1,263,220	1,329,574	(66,354)	-5.0%
Loans	6,078,847	6,047,260	31,587	0.5%
Fed funds sold and rev repos	28,513	27,804	709	2.5%
Total earning assets	7,370,580	7,404,638	(34,058)	-0.5%
Allowance for loan losses	(73,679)	(76,875)	3,196	-4.2%
Cash and due from banks	315,722	333,748	(18,026)	-5.4%
Other assets	569,029	562,410	6,619	1.2%
Total assets	$8,181,652	$8,223,921	$(42,269)	-0.5%

Interest-bearing demand deposits	$914,548	$840,499	$74,049	8.8%
Savings deposits	1,666,594	1,737,338	(70,744)	-4.1%
Time deposits less than $100,000	1,425,602	1,436,152	(10,550)	-0.7%
Time deposits of $100,000 or more	778,831	793,139	(14,308)	-1.8%
Total interest-bearing deposits	4,785,575	4,807,128	(21,553)	-0.4%
Fed funds purchased and repos	522,632	530,205	(7,573)	-1.4%
Short-term borrowings	609,137	634,420	(25,283)	-4.0%
Long-term FHLB advances	5,650	5,746	(96)	-1.7%
Total interest-bearing liabilities	5,922,994	5,977,499	(54,505)	-0.9%
Noninterest-bearing deposits	1,374,068	1,377,377	(3,309)	-0.2%
Other liabilities	102,611	103,374	(763)	-0.7%
Shareholders' equity	781,979	765,671	16,308	2.1%
Total liabilities and equity	$8,181,652	$8,223,921	$(42,269)	-0.5%

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS June 30, 2006 ($ in thousands) (unaudited)

PERIOD END BALANCES	6/30/2006	3/31/2006
Securities available for sale	$905,573	$976,673	$(71,100)	-7.3%
Securities held to maturity	296,246	296,760	(514)	-0.2%
Total securities	1,201,819	1,273,433	(71,614)	-5.6%
Loans held for sale	127,107	154,151	(27,044)	-17.5%
Loans	6,005,936	5,944,903	61,033	1.0%
Fed funds sold and rev repos	33,420	46,941	(13,521)	-28.8%
Total earning assets	7,368,282	7,419,428	(51,146)	-0.7%
Allowance for loan losses	(71,846)	(73,542)	1,696	-2.3%
Cash and due from banks	353,888	321,662	32,226	10.0%
Mortgage servicing rights	68,981	64,283	4,698	7.3%
Goodwill	137,368	137,368	-	0.0%
Identifiable intangible assets	26,706	27,933	(1,227)	-4.4%
Other assets	351,209	340,556	10,653	3.1%
Total assets	$8,234,588	$8,237,688	$(3,100)	0.0%

Noninterest-bearing deposits	$1,453,178	$1,428,206	$24,972	1.7%
Interest-bearing deposits	4,910,135	4,892,826	17,309	0.4%
Total deposits	6,363,313	6,321,032	42,281	0.7%
Fed funds purchased and repos	487,010	366,443	120,567	32.9%
Short-term borrowings	532,418	692,295	(159,877)	-23.1%
Long-term FHLB advances	-	5,707	(5,707)	-100.0%
Other liabilities	90,572	96,526	(5,954)	-6.2%
Total liabilities	7,473,313	7,482,003	(8,690)	-0.1%
Common stock	11,514	11,604	(90)	-0.8%
Surplus	51,511	63,674	(12,163)	-19.1%
Retained earnings	715,345	696,236	19,109	2.7%
Accum other comprehensive
loss, net of tax	(17,095)	(15,829)	(1,266)	8.0%
Total shareholders' equity	761,275	755,685	5,590	0.7%
Total liabilities and equity	$8,234,588	$8,237,688	$(3,100)	0.0%

Total interest-bearing liabilities	$5,929,563	$5,957,271	$(27,708)	-0.5%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS June 30, 2006 ($ in thousands) (unaudited)

	Quarter Ended
	6/30/2006	3/31/2006	$ Change	% Change
Interest and fees on loans-FTE	$103,778	$98,148	$5,630	5.7%
Interest on securities-taxable	11,310	11,569	(259)	-2.2%
Interest on securities-tax exempt-FTE	2,759	2,803	(44)	-1.6%
Interest on fed funds sold and rev repos	365	307	58	18.9%
Other interest income	31	20	11	55.0%
Total interest income-FTE	118,243	112,847	5,396	4.8%
Interest on deposits	33,469	29,975	3,494	11.7%
Interest on fed funds pch and repos	5,748	5,056	692	13.7%
Other interest expense	7,301	7,361	(60)	-0.8%
Total interest expense	46,518	42,392	4,126	9.7%
Net interest income-FTE	71,725	70,455	1,270	1.8%
Provision for loan losses	(1,964)	(2,984)	1,020	-34.2%
Net interest income after provision-FTE	73,689	73,439	250	0.3%
Service charges on deposit accounts	13,308	11,689	1,619	13.9%
Insurance commissions	8,718	8,349	369	4.4%
Wealth management	5,865	5,611	254	4.5%
General banking - other	5,470	5,195	275	5.3%
Mortgage banking, net	2,898	3,452	(554)	-16.0%
Other, net	2,740	1,528	1,212	79.3%
Nonint inc-excl sec gains	38,999	35,824	3,175	8.9%
Security gains	384	866	(482)	-55.7%
Total noninterest income	39,383	36,690	2,693	7.3%
Salaries and employee benefits	39,567	39,377	190	0.5%
Services and fees	8,979	8,764	215	2.5%
Net occupancy-premises	4,070	3,884	186	4.8%
Equipment expense	3,589	3,643	(54)	-1.5%
Other expense	7,547	7,844	(297)	-3.8%
Total noninterest expense	63,752	63,512	240	0.4%
Income before income taxes	49,320	46,617	2,703	5.8%
Tax equivalent adjustment	2,107	2,214	(107)	-4.8%
Income taxes	16,439	15,084	1,355	9.0%
Net income	$30,774	$29,319	$1,455	5.0%

Earnings per share
Basic	$0.55	$0.53	$0.02	3.8%

Diluted	$0.55	$0.52	$0.03	5.8%

Weighted average shares outstanding
Basic	55,564,866	55,696,401		-0.2%

Diluted	55,834,174	56,035,548		-0.4%

Period end shares outstanding	55,262,232	55,680,234		-0.8%

Dividends per share	$0.2100	$0.2100		0.0%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2006 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS	6/30/2006	3/31/2006	$ Change	% Change
Nonaccrual loans	$25,119	$27,211	$(2,092)	-7.7%
Restructured loans	-	-	-
Total nonperforming loans	25,119	27,211	(2,092)	-7.7%
Other real estate	3,107	3,342	(235)	-7.0%
Total nonperforming assets	28,226	30,553	(2,327)	-7.6%
Loans past due over 90 days
Included in Loan Portfolio	6,578	1,274	5,304	416.3%
Serviced GNMA loans eligible for repch	15,957	14,702	1,255	8.5%
Total loans past due over 90 days	22,535	15,976	6,559	41.1%
Total nonperforming assets plus past
due over 90 days	$50,761	$46,529	$4,232	9.1%

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	6/30/2006	3/31/2006
Beginning Balance	$73,542	$76,691	$(3,149)	-4.1%
Charge-offs	(2,983)	(2,834)	(149)	5.3%
Recoveries	3,251	2,669	582	21.8%
Provision for loan losses	(1,964)	(2,984)	1,020	-34.2%
Ending Balance	$71,846	$73,542	$(1,696)	-2.3%

RATIOS
ROA	1.51%	1.45%
ROE	15.78%	15.53%
Equity generation rate	9.76%	9.38%
EOP equity/ EOP assets	9.24%	9.17%
Average equity/average assets	9.56%	9.31%
Interest margin - Yield - FTE	6.43%	6.18%
Interest margin - Cost - FTE	2.53%	2.32%
Net interest margin - FTE	3.90%	3.86%
Rate on interest-bearing liabilities	3.15%	2.88%
Efficiency ratio	57.72%	60.23%
Net charge offs/average loans	-0.02%	0.01%
Provision for loan losses/average loans	-0.13%	-0.20%
Nonperforming loans/total loans	0.42%	0.46%
Nonperforming assets/total loans	0.47%	0.51%
Nonperforming assets/total loans+ORE	0.47%	0.51%
ALL/nonperforming loans	286.02%	270.27%
ALL/total loans	1.20%	1.24%
Net loans/total assets	72.06%	71.27%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$30.97	$31.64
Market value of stock-High	$32.25	$32.00
Market value of stock-Low	$29.34	$27.01
Book value of stock	$13.78	$13.57
Tangible book value of stock	$10.81	$10.60
Tangible equity	$597,201	$590,384
Market/Book value of stock	224.75%	233.16%

OTHER DATA
EOP Employees - FTE	2,585	2,604

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2006 ($ in thousands) (unaudited)

Note 1 - Financial Performance Non-GAAP

Management is presenting in the following table adjustments to net income as reported in accordance with generally accepted accounting principles for significant items resulting from Hurricane Katrina. Management believes this information will help users compare Trustmark’s current results to prior periods.

Financial Performance
Net Income Adjusted for Specific Items (Non-GAAP)
	Quarter Ended 6/30/06		Year-to-Date 6/30/06
	$	Basic EPS	$	Basic EPS
Net Income as reported – GAAP	$30,774	$0.554	$60,093	$1.080

Adjustments (net of taxes):
Less Hurricane Katrina reserves released
Provision for loan losses	(1,047)	(0.019)	(2,991)	(0.054)
Mortgage related charges	(164)	(0.003)	(680)	(0.012)
	(1,211)	(0.022)	(3,671)	(0.066)

Net Income adjusted for specific items (Non-GAAP)	$29,563	$0.532	$56,422	$1.014

On August 29, 2005, Hurricane Katrina struck the Mississippi Gulf Coast and Central and Eastern Mississippi causing significant damages. Immediately following the storm, Trustmark initiated a process to assess the storm’s impact on its customers and on Trustmark’s consolidated financial statements. In accordance with Statement of Financial Accounting Standards (SFAS) No. 5, “Accounting for Contingencies," Trustmark determined, through reasonable estimates, that specific losses were probable and initially increased its allowance for loan losses by $9.8 million and established other reserves for losses totaling $2.1 million, on a pre-tax basis.

Trustmark continually reevaluates its estimates for probable losses resulting from Hurricane Katrina. As a result, during 2006, Trustmark has released allowance for loan losses of $4.8 million and other reserves of $1.1 million on a pre-tax basis. At June 30, 2006, the allowance for loan losses included specific Katrina reserves totaling $4.9 million, comprised of $2.9 million for mortgage loans, $0.5 million for commercial loans and $1.5 million for consumer loans. Management’s estimates, assumptions and judgments are based on information available as of the date of the consolidated financial statements; accordingly, as the information changes, actual results could differ from those estimates.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2006 ($ in thousands) (unaudited)

Note 2 - Loans and Allowance for Loan Losses

For the periods presented, loans consisted of the following:
	6/30/06	3/31/06	6/30/05
Real estate loans:
Construction and land development	$812,748	$789,134	$758,111
Secured by 1-4 family residential properties	1,837,392	1,865,124	1,804,427
Secured by nonfarm, nonresidential properties	1,110,566	1,078,519	954,519
Other	107,517	115,193	153,784
Loans to finance agricultural production	27,230	27,550	36,183
Commercial and industrial	948,647	920,184	866,493
Consumer	912,718	891,405	807,852
Obligations of states and political subdivisions	192,463	213,363	186,099
Other loans	56,655	44,431	78,344
Loans	6,005,936	5,944,903	5,645,812
Less Allowance for loan losses	71,846	73,542	65,902
Net Loans	$5,934,090	$5,871,361	$5,579,910

The allowance for loans losses is maintained at a level believed adequate by management, based on estimated probable losses within the existing loan portfolio. Trustmark’s allowance for possible loan loss methodology is based on guidance provided in SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools, and specific loss allocations, with adjustments considering current economic events and conditions. The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries and other factors.

Note 3 - Mortgage Banking

For the periods presented, the carrying amount of mortgage servicing rights are as follows:

	6/30/06	3/31/06	6/30/05
Mortgage Servicing Rights	$68,981	$64,283	$59,694
Valuation Allowance	-	-	(8,133)
Mortgage Servicing Rights, net	$68,981	$64,283	$51,561

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2006 ($ in thousands) (unaudited)

On March 17, 2006, the Financial Accounting Standard Board (FASB) released SFAS No. 156, “Accounting for Servicing Financial Assets, an amendment of SFAS No. 140.” This statement amends SFAS No. 140 to require that all separately recognized servicing assets and liabilities be initially measured at fair value, if practical. The effective date of this statement is as of the beginning of its first fiscal year that begins after September 15, 2006, however early adoption is permitted as of the beginning of any fiscal year, provided the entity has not issued financial statements for the interim period. The initial recognition and measurement of servicing assets and servicing liabilities are required to be applied prospectively to transaction occurring after the effective date.

Trustmark elected to early adopt SFAS No. 156 in the first quarter of 2006 and has recorded its Mortgage Servicing Rights (MSR) and derivative hedged financial instruments utilized to mitigate risk inherent in the MSR at fair value. This election, effective January 1, 2006, increased MSR by $1.4 million while also increasing retained earnings by $0.8 million, net of taxes. For the quarter ended June 30, 2006, the fair value for MSR decreased by $0.2 million pretax and the cost of hedging increased by $1.9 million pretax, which is included in mortgage banking, net, included in the consolidated income statements (see table below).

In the first quarter, Trustmark began utilizing derivative instruments to offset changes in the fair value of MSR attributable to changes in interest rates. Changes in the fair value of the derivative instrument are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR, as shown in the table below. MSR fair values represent the effect of present value decay and the effect of changes in interest rates. Ineffectiveness of hedging MSR fair value is measured by comparing total hedge cost to the fair value of the MSR asset attributable to interest rate changes. During the second quarter, gross MSR values increased $2.0 million due to changes in interest rates, while hedge cost totaled $1.9 million, resulting in net positive ineffectiveness from hedging of $0.1 million.

Prior to January 1, 2006, Trustmark purchased servicing rights were capitalized at cost. For loans originated and sold where the servicing rights had been retained, Trustmark allocated the cost of the loan and servicing right based on their relative fair values. MSR were amortized over the estimated period of the related net servicing income. MSR were evaluated quarterly for impairment and recorded as a valuation allowance. Impairment occurred when the estimated fair value of the MSR fell below its carrying value.

The following table illustrates the components of mortgage banking, net included in noninterest income in the accompanying income statements:
	Quarter Ended			Year-to-date
	6/30/06	3/31/06	6/30/05	6/30/06	6/30/05
Mortgage servicing income, net	$3,239	$3,335	$3,088	$6,574	$6,184
Change in fair value MSR from market changes	2,202	3,812	-	6,014	-
Change in fair value MSR from runoff	(2,400)	(2,052)	-	(4,452)	-
Change in fair value of derivatives	(1,881)	(2,556)	-	(4,437)	-
Amortization of MSR	-	-	(2,620)	-	(5,240)
Impairment of MSR	-	-	(4,821)	-	(2,089)
Gain on sale of loans	1,613	1,041	374	2,654	708
Other, net	125	(128)	733	(3)	1,042
Mortgage banking, net	$2,898	$3,452	$(3,246)	$6,350	$605

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2006 ($ in thousands) (unaudited)

Note 4 - Nonperforming Assets

Government National Mortgage Association (GNMA) optional repurchase programs allow financial institutions to buy back individual delinquent mortgage loans that meet certain criteria from the securitized loan pool for which the institution provides servicing. At the servicer's option and without GNMA's prior authorization, the servicer may repurchase such a delinquent loan for an amount equal to 100 percent of the remaining principal balance of the loan. Under SFAS No. 140,“Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities-a replacement of SFAS No. 125,” this buy-back option is considered a conditional option until the delinquency criteria are met, at which time the option becomes unconditional. When Trustmark is deemed to have regained effective control over these loans, the loans can no longer be reported as sold and must be brought back onto the balance sheet as loans held for sale, regardless of whether Trustmark intends to exercise the buy-back option. During 2005, Trustmark began reporting delinquent GNMA loans that are eligible for repurchase as past due in accordance with their contractual repayment terms. At June 30, 2006, GNMA loans eligible for repurchase totaled $16.0 million compared with $14.7 million at March 31, 2006 and $6.6 million at June 30, 2005.

Note 5 - Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended			Year-to-date
	6/30/06	3/31/06	6/30/05	6/30/06	6/30/05
Securities - Taxable	4.08%	3.99%	3.51%	4.03%	3.71%
Securities - Nontaxable	7.32%	7.44%	7.44%	7.38%	7.53%
Securities - Total	4.47%	4.38%	3.86%	4.42%	4.04%
Loans	6.85%	6.58%	6.06%	6.72%	5.95%
FF Sold & Rev Repo	5.13%	4.48%	3.13%	4.81%	2.54%
Total Earning Assets	6.43%	6.18%	5.53%	6.31%	5.48%

Interest-bearing Deposits	2.81%	2.53%	1.72%	2.67%	1.64%
FF Pch & Repo	4.41%	3.87%	2.69%	4.14%	2.43%
Borrowings	4.76%	4.66%	3.32%	4.71%	3.13%
Total Interest-bearing Liabilities	3.15%	2.88%	2.13%	3.01%	2.00%

Net interest margin	3.90%	3.86%	3.77%	3.88%	3.83%

Note 6 - Business Combinations

On April 13, 2006, Trustmark and Republic Bancshares of Texas, Inc. (Republic), headquartered in Houston, Texas, announced the signing of a definitive agreement in which Republic will merge into Trustmark. Republic has six banking centers with $475 million in loans and $589 million in deposits as of March 31, 2006. Including Trustmark’s Houston market presence at March 31, 2006, the combined company would have $670 million in loans and $750 million in deposits in the Houston market. Under the terms of the definitive agreement, the transaction is valued at approximately $210 million based upon a price of $31.50 per share of Trustmark common stock. Republic shareholders have the right to elect to receive either cash, or Trustmark common stock, or a combination of cash and Trustmark common stock provided that 51% of the total consideration is paid in Trustmark stock. The consideration to be paid in Trustmark common stock is based upon a fixed exchange ratio. Elections will be subject to standard proration procedures. The proposed transaction, which is subject to approval by Republic’s shareholders and regulatory authorities, is expected to be completed during the third quarter of 2006.

Note 7 - Basis of Presentation

Certain reclassifications have been made to prior period amounts to conform with current period presentation.